Exhibit 5.3

CONSENT OF JOHN L. SIMS

I, John L. Sims, have prepared the following reports regarding a certain projects of Kinross Gold Corporation:

•                  “Fort Knox Mine Fairbanks North Star Borough, Alaska, USA National Instrument 43-101 Technical Report” dated March 31, 2015;

•                  “Kupol Mine and Dvoinoye Mine Russian Federation National Instrument 43-101 Technical Report” dated March 31, 2015;

•                  “Tasiast Project Mauritania National Instrument 43-101 Technical Report” dated March 31, 2014; and

•                  “Paracatu Project Brazil National Instrument 43-101 Technical Report” dated March 31, 2014;

(collectively, the “technical reports”).

I hereby consent to the use of my name and to the inclusion or incorporation by reference of information derived from the technical reports, including the summarization of such technical reports appearing herein, into this Registration Statement on Form F-10 and any amendments thereto.

Sincerely,

/s/ John L. Sims
John L. Sims
Vice President, Corporate Resources & Reserves
AIPG Certified Professional Geologist